[Exhibit 99.2]
                [Logo of Cracker Barrel Old Country Store, Inc.]


For Immediate Release                                       Contact: Julie Davis
---------------------                                               615/443-9266



                      CRACKER BARREL RESOLVES LAWSUITS WITH
                          NAACP AND PRIVATE PLAINTIFFS


LEBANON, TN - (September 9, 2004) - Donald Turner, President and Chief Operating Officer for Cracker Barrel Old Country Store, Inc., today announced the resolution of all of the public accommodations cases that have been brought or supported by the National Association for the Advancement of Colored People against Cracker Barrel. Turner said, "This matter has been resolved to everyone's satisfaction and the parties are now ready to move forward. Cracker Barrel is very pleased with this settlement."

     Cracker  Barrel  Old  Country  Store,   Inc.   operates  505  company-owned
restaurants and retail stores in 41 states. The company is a wholly-owned subsidiary of the publicly held CBRL Group, Inc. (Nasdaq: CBRL).


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